SEPARATION AGREEMENT AND GENERAL RELEASE

This Agreement is entered into between KANA Software, Inc., Inc. (the "Company"), and John Huyett ("Huyett") (collectively "the parties").

RECITALS

WHEREAS Huyett is employed by the Company as its CFO and EVP of Finance;

WHEREAS Huyett and the Company wish to terminate their employment relationship on mutually agreeable terms pursuant to the terms and conditions of this agreement;

WHEREAS, the Company, its Affiliates, and Huyett desire to resolve all claims as described in this Agreement, and thereby avoid the expense and uncertainty of litigation. "Affiliate" shall be defined as any person or entity that directly or indirectly controls, is controlled by, or is under common control with KANA Software, Inc.

ACCORDINGLY, the parties agree as follows:

  Resignation. Effective May 3, 2004 ("Resignation Date"), Huyett shall resign from his employment with the Company. Within three (3) business days of the Resignation Date, Company shall pay Huyett his final paycheck, which shall include all wages due and owing to Huyett through May 3, 2004 and any unused vacation time which Huyett has accrued during his employment with the Company.

  Company Obligations.
    Severance Sum. Following the Effective Date of this Agreement, the Company will pay Huyett the gross sum of Two Hundred and Five Thousand Dollars ($205,000), less applicable payroll withholdings (the "Severance Sum," which is equivalent to twelve (12) months' pay at Huyett's current annual salary). The Severance Sum shall be paid to Huyett in one lump sum within two (2) business days of the Effective Date of this Agreement (as defined in Section 5 below).
  Huyett's Obligations.

    Return of Property. Huyett shall promptly return to the Company all property of the Company, including, without limitation, all equipment, tangible proprietary information, documents, books, records, reports, contracts, lists, computer disks (or computer-generated files or data), or copies thereof, created on any medium, prepared or obtained by Huyett in the course of or incident to his employment with the Company but no later than Friday May 7, 2004.

    Confidential Information. Huyett shall continue to be bound by the provisions of the Company's Invention, Assignment, Confidentiality and Arbitration Agreement, which Huyett signed as a condition of his employment.

  Release. In exchange for the consideration described above, Huyett and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge Company, any Affiliate, and their present and former shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (collectively, "Released Parties") from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Huyett may have now or in the future arising from any act or omission or condition occurring on or prior to the Effective Date, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation, including all claims for compensation, bonuses, shares of stock (including Huyett's right to purchase, or actual purchase of, shares of stock of Company, including without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable corporate law, and securities fraud under any state or federal law and all claims arising from his employment with the Company or the termination of his employment (collectively, the "Released Claims"). By way of example and not in limitation of the foregoing, Released Claims shall include any claims that may arise under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the California Fair Employment and Housing Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the WARN Act and the California Labor Code, as well as any claims asserting wrongful termination, termination in violation of public policy, discrimination, breach of contract, breach of the covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, libel, slander, invasion of privacy, false imprisonment, battery, assault, conversion and defamation. Huyett likewise releases the Released Parties from any and all obligations for attorneys' fees incurred in regard to the above claims or otherwise.

  Release of Age Discrimination Claims. Huyett acknowledges that the release of claims under the Age Discrimination in Employment Act ("ADEA") is subject to special waiver protection. Therefore, Huyett specifically agrees that he knowingly and voluntarily releases and waives any rights or claims of discrimination under the ADEA. In particular, Huyett represents and acknowledges that he understands the following: (a) he is not waiving rights or claims for age discrimination under the ADEA that may arise after the date he signs this Agreement; (b) he is waiving rights or claims for age discrimination under the ADEA in exchange for the payments described herein, which are in addition to anything of value to which he otherwise is entitled under the Company's policies; (c) he has been given an opportunity to consider fully the terms of this Agreement for twenty-one (21) days, although he is not required to wait twenty-one (21) days before signing this Agreement; (d) he has been advised to consult with an attorney of his choosing before signing this Agreement; (e) he understands he has seven (7) days after he signs this Agreement in which to revoke this Agreement, and the Agreement shall not become effective or enforceable as to any party until the date upon which the revocation period expires ("Effective Date").

  Section 1542 Waiver. It is understood and agreed that this a full and final release covering all known, unknown, anticipated, and unanticipated injuries, debts, claims, or damages to Huyett which may have arisen or may be connected with the employment of Huyett by the Company, or the termination thereof. Huyett hereby waives any and all rights or claims which he may now have, or in the future may have against the Released Parties under the terms of Section 1542 of the California Civil Code, which provides as follows:

  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

  Covenant Not to Sue. Huyett shall not sue or initiate against any Released Party any compliance review, action, or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state, or local law, statute, or regulation pertaining in any manner to the Released Claims. Huyett represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against Company or any other person or entity referred to herein.

  Confidentiality. Huyett understands and agrees that this Agreement and each of its terms, and the negotiations surrounding it, are confidential and shall not be disclosed by Huyett to any entity or person, for any reason, at any time, without the prior written consent of the Company, unless required by law.

  Nondisparagement. Huyett agrees that he will not make or publish any statement that would defame or disparage any of the Released Parties.

  Nonadmission. The parties understand and agree that the furnishing of the consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by the Company or by Huyett. The liability for any and all claims is expressly denied by the Company and by Huyett.

  Integration. The parties agree that the terms of this Agreement are intended to be the final expression of their agreement with respect to the subject matter of this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement, except to the extent that the provisions of any such agreement have been expressly referred to in this Agreement as having continued effect.

  Amendments; Waivers. This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

  Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall also inure to the benefit of any Released Party. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

  Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

  Arbitration. All claims that the parties have against each other, in any way related to the subject matter, interpretation, application, or alleged breach of this Agreement ("Arbitrable Claims") shall be resolved by arbitration. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended. Either party may bring an action in court to compel arbitration under this Agreement or to enforce an arbitration award. Additionally, either party shall have the right to seek provisional remedies or interim relief from a court of competent jurisdiction for any claim or controversy arising out of related to violations of paragraphs 3(b) of this Agreement. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

  Attorneys' Fees. In any legal action, or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

  Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California.

  Representation by Counsel. The parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement; (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.

 Date: May 3, 2004

   /John Huyett/
John Huyett

 Date: May 3, 2004

   /Chuck Bay/
Chuck Bay
CEO, KANA Software, Inc.